                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report dated December 30, 1994 (and to all references to our firm) included in or made a part of this registration statement.


                                      /s/ARTHUR ANDERSEN LLP
                                      ----------------------
                                         ARTHUR ANDERSEN LLP


Atlanta, Georgia
May 7, 1996

                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report dated February 1, 1996, on the financial statements of USCOC of Georgia RSA #1, Inc. as of December 31, 1995, and for the year then ended (and to all references to our Firm) included in or made a part of this Registration Statement.

                                       /s/ARTHUR ANDERSEN LLP
                                       ----------------------
                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
May 6, 1996

                                                                    Exhibit 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our reports dated September 29, 1995 related to the financial statements of Augusta Metronet, Inc. and Georgia Metronet, Inc. for each of the two years ended December 31, 1994 in this Registration Statement on Form S-1 of Palmer Wireless, Inc. and to all references to our firm included in this Form S-1.


                                                 /s/Arthur Andersen LLP
                                                 ----------------------
                                                    Arthur Andersen LLP


Atlanta, Georgia
May 6, 1996